Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Special Meeting of Shareholders , 2019, A.M. Eastern time This Proxy is Solicited On Behalf Of The Board Of Directors Please Be Sure To Mark, Sign, Date and Return Your Proxy Card in the Envelope Provided ï³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED Please mark your votes X PROXY like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4. 1. Adopt the Agreement and Plan of FOR AGAINST ABSTAIN 3. Approve the Amended and FOR AGAINST ABSTAIN Merger, dated as of May 2, 2019 (as Restated Certificate of Incorporation may be amended from time to time, the of New Misonix, Inc. “merger agreement”), by and among Misonix, Solsys Medical, LLC (“Sol-sys”), New Misonix, Inc., Motor Rein-corp. Sub One, Inc., Surge Sub Two, FOR AGAINST ABSTAIN LLC, and the representative for the 4. Approve the adjournment of the Special equityholders of Solsys named therein Meeting, if necessary or appropriate, to (the “Misonix Merger Proposal”). solicit additional proxies if, immediately prior to such adjournment, sufficient votes to approve the Misonix Merger 2. Approve, for purposes of complying FOR AGAINST ABSTAIN Proposal or the Misonix Share Issuance with applicable provisions of Nasdaq Proposal have not been obtained. Stock Market LLC listing rules, the issuance of shares of common stock of New Misonix, Inc. in connection with the transactions contemplated by the merger agreement (the “Misonix Share CONTROL NUMBER Issuance Proposal”). Signature Signature, if held jointly Date, 2019. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Special Meeting of Shareholders The Special Meeting Proxy Statement is available at: http://www.cstproxy.com/misonix/sm2019 ï³ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS MISONIX, INC. The undersigned appoints Stavros G. Vizirgianakis and Thomas M. Patton, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of MISONIX, INC. held of record by the undersigned at the close of business on , 2019 at the Special Meeting of Stockholders of MISONIX, INC. to be held on , 2019, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ALL PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.